CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Red Oak Hereford Farms, Inc.
Red Oak, Iowa

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 1998, relating to the consolidated financial statements of Red Oak Hereford Farms, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

By: /s/ BDO Seidman, LLP
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        BDO Seidman, LLP
        Chicago, Illinois
        September 8, 2000